UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 14, 2010

IMPLANT SCIENCES CORPORATION
(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

600 Research Drive
Wilmington, Massachusetts 01887
 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 14, 2010, the Audit Committee of the Board of Directors of Implant Sciences Corporation, in consultation with the company’s management, determined that the condensed consolidated financial statements included in the company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2009, December 31, 2009 and March 31, 2010, should no longer be relied on due to issues raised by our independent accountants, Marcum LLP, regarding errors in our adoption of Accounting Standards Codification 815 “Derivatives and Hedging” related to the non-cash accounting treatment of financial instruments which are not deemed to be indexed to the company’s common stock. ASC 815 requires issuers to record, as liabilities, financial instruments that provide for reset provisions as an adjustment mechanism to the relevant exercise or conversion price, since they are not deemed to be indexed to our common stock.  As a result, the company will restate the condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2009, December 31, 2009 and March 31, 2010.

On December 10, 2008, the company entered into a note and warrant purchase agreement with DMRJ Group LLC, pursuant to which the company issued a senior secured convertible promissory note in the principal amount of $5,600,000 and a warrant to purchase 1,000,000 shares of our common stock.  The promissory note and warrant were each amended and restated as of March 12, 2009. Both the promissory note and the warrant contain reset provisions, in the event that the company issues additional shares of common stock (or securities convertible into or exercisable for additional shares of common stock) at a price below the amended conversion price then in effect, the conversion price of the promissory note and the exercise price of the warrant will be automatically adjusted to equal the price per share at which such shares are issued or deemed to be issued.  The company determined that the conversion option and the warrant derivative liability should initially and subsequently be measured at fair value with changes in fair value recorded in earnings in each reporting period and will record a cumulative-effect adjustment to the opening balance of retained earnings at July 1, 2009.

Due to the complexities of accounting for the warrant and the conversion options reset provisions, the company expects to record non-cash charges (benefits) in our statement of operations as follows:
For the Quarter Ended	Amount

September 30, 2009	$(184,000)
December 31, 2009	$17,672,000
March 31, 2010	$(5,561,000)

The company expects to record recurring non-cash adjustments to earnings in subsequent reporting periods, as a result of changes in fair value of the warrant and the conversion option which will be subject to, among other factors, changes from time to time in the price of our common stock.

The company expects to file amendments to its Quarterly Reports, on Form 10-Q/A, with the restated condensed consolidated financial statements for the fiscal quarters ended September 30, 2009, December 31, 2009 and March 31, 2010, before filing its Quarterly Report for the quarter ended September 30, 2010 in November 2010.

The company’s management and Audit Committee have discussed this matter with Marcum LLP, our independent registered public accounting firm.

Item 9.01.                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                        Description

99.1	Letter from Marcum LLP, dated October 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:  /s/  Roger P. Deschenes
Roger P. Deschenes
Chief Financial Officer

Date:  October 20, 2010

EXHIBIT INDEX

Exhibit No.                        Description

99.1                      Letter from Marcum LLP, dated October 20, 2010.